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                                                                   Exhibit 99.2


                            PAYLESS SHOESOURCE, INC.
                               PROFIT SHARING PLAN
                           FOR PUERTO RICO ASSOCIATES










                            Effective January 1, 1997






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                                TABLE OF CONTENTS

                                                                            Page

SECTION 1  Definitions.........................................................1
           1.01     Accounts...................................................1
           1.02     After-Tax Contributions....................................1
           1.03     Allocation Pay Amount......................................2
           1.04     Associate..................................................2
           1.05     Authorized Leave of Absence................................3
           1.06     Before-Tax Contributions...................................3
           1.07     Beneficiary................................................3
           1.08     Board......................................................3
           1.09     Code.......................................................3
           1.10     Committee..................................................3
           1.11     Company or Payless.........................................3
           1.12     Company Accounts...........................................3
           1.13     Company Matching Contributions.............................4
           1.14     Company Profit Sharing Contributions.......................4
           1.15     Effective Date.............................................4
           1.16     Employer or Payless PR ....................................4
           1.17     ERISA......................................................4
           1.18     Fiduciary..................................................4
           1.19     Fiscal Year................................................4
           1.20     Group......................................................4
           1.21     Hour of Service............................................4
           1.22     Investment Fund............................................5
           1.23     May Plan...................................................5
           1.24     Member.....................................................5
           1.25     Member Accounts............................................5
           1.26     Member After-Tax Accounts..................................5
           1.27     Member Before-Tax Accounts.................................5
           1.28     Member Contributions.......................................5
           1.29     Military Service...........................................5
           1.30     Net Profits................................................6
           1.31     Pay........................................................6
           1.32     Plan.......................................................6
           1.33     Plan Year..................................................6
           1.34     Prior Plan.................................................6
           1.35     Qualified Domestic Relations Order.........................6
           1.36     Retirement.................................................6
           1.37     Social Security Wage Base..................................7
           1.38     Total and Permanent Disability or Disability...............7
           1.39     Transferred Accounts.......................................7

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           1.40     Trust Agreement............................................7
           1.41     Trust Fund.................................................7
           1.42     Trustee....................................................7
           1.43     Unit.......................................................7
           1.44     Unit Value.................................................7
           1.45     Valuation Date.............................................7
           1.46     Year of Service............................................7
           1.47     Vesting Service............................................8

SECTION 2  Membership..........................................................9
           2.01     Conditions of Eligibility..................................9
           2.02     No Dual Memberships.......................................11
           2.03     Re-Employment.............................................11

SECTION 3  Company Contributions..............................................11
           3.01     Amount of Company Profit Sharing Contribution.............11
           3.02     Amount of Company Matching Contribution...................11
           3.03     Allocation of Company Contributions.......................12
           3.04     Profit Sharing Allocation Formula.........................12
           3.05     Investment of the Company Contribution....................13
           3.06     Return of Company Contributions...........................13

SECTION 4  Member Contributions...............................................13
            4.01     Procedure for Making Contributions.......................13
            4.02     Limitations on Before-Tax Contributions..................15
            4.03     Distributions of Excess Deferrals........................18
            4.04     Limitations on After-Tax Contributions...................19
            4.05     Limitations on Company Matching Contributions............19
            4.06     Aggregate Limitations....................................19

SECTION 5   Investment Provisions.............................................19
            5.01     Investment Funds.........................................19
            5.02     Investment Direction.....................................20

SECTION 6   Accounts..........................................................21
            6.01     Member Accounts..........................................21
            6.02     Company Accounts.........................................21
            6.03     Maintenance of Accounts..................................21
            6.04     Valuation of Accounts....................................21
            6.05     Member Statements........................................21
            6.06     Shares of The May Department Stores Company ("May
                     Stock") in the May Common Stock Fund.....................21
            6.07     Shares of Payless Stock Received in Respect of May
                     Stock....................................................23
            6.08     Shares of Payless ShoeSource, Inc. ("Payless Stock")

                                       ii
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                     in the Payless Common Stock Fund.........................23
            6.09     Vesting in Member and Company Accounts...................24

SECTION 7   Expenses..........................................................28
            7.01     Administrative Expenses..................................28

SECTION 8   Withdrawals During Employment.....................................28
            8.01     Withdrawals Prohibited Unless Specifically
                     Authorized...............................................28
            8.02     Authorized Withdrawals...................................28

SECTION 9   Benefits Upon Retirement, Death, Disability, or Termination of
            Employment........................................................30
            9.01     Benefits.................................................30
            9.02     Beneficiary..............................................30

SECTION 10  Payment of Benefits...............................................31
            10.01    Time of Payment..........................................31
            10.02    Form of Payment..........................................32
            10.03    Indirect Payment of Benefits.............................32
            10.04    Inability to Find Member.................................32
            10.05    Commencement of Benefit Distribution to Member...........32
            10.06    Commencement of Benefit Distribution to
                     Beneficiary..............................................33
            10.07    Commencement of Benefit Distribution to Alternate
                     Payee....................................................33

SECTION 11  Permitted Rollover of Plan Distributions..........................34
            11.01    Rollover Permitted.......................................34
            11.02    Definitions..............................................34

SECTION 12  Limit on Contributions to the Plan................................35
            12.01    Limit on Contributions...................................35
            12.02    Special Definitions......................................35
            12.03    General..................................................37
            12.04    Adjustment for Excessive Annual Additions................37
            12.05    Limitation Imposed by Code Section (401)(a)(17)..........38

SECTION 13  Administration of the Plan........................................39
            13.01    Plan Administrator.......................................39
            13.02    Delegation of Authority..................................39
            13.03    Committee and Subcommittees..............................39
            13.04    Accounts and Reports.....................................41
            13.05    Non-Discrimination.......................................41

SECTION 14 Management of the Trust Fund.......................................41
                  14.01    Use of the Trust Fund..............................41

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                  14.02    Trustees...........................................41
                  14.03    Investments and Reinvestments......................41

SECTION 15 Certain Rights and Obligations of Employers and Members............42
                  15.01    Disclaimer of Employer Liability...................42
                  15.02    Employer-Associate Relationship....................43
                  15.03    Binding Effect.....................................43
                  15.04    Corporate Action...................................43
                  15.05    Claim and Appeal Procedure.........................43

SECTION 16 Non-Alienation of Benefits.........................................44
                  16.01    Provisions With Respect to Assignment and Levy.....44
                  16.02    Alternate Application..............................44

SECTION 17 Amendments.........................................................44
                  17.01    Company's Rights...................................44
                  17.02    Procedure to Amend.................................45
                  17.03    Provision Against Diversion........................45

SECTION 18 Termination........................................................45
                  18.01    Right to Terminate.................................45
                  18.02    Withdrawal of an Employer..........................45
                  18.03    Distribution in Event of Termination of Trust......45
                  18.04    Administration in Event of Continuance of Trust....46
                  18.05    Merger, Consolidation or Transfer..................46

SECTION 19 Construction.......................................................46
                  19.01    Applicable Law.....................................46
                  19.02    Gender and Number..................................46

                                       iv
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                            PAYLESS SHOESOURCE, INC.
                 PROFIT SHARING PLAN FOR PUERTO RICO ASSOCIATES

                                  INTRODUCTION

         Effective April 1, 1996, Payless ShoeSource, Inc. ("Payless") withdrew from and ceased to be a participating Employer in the May Department Stores Company Profit Sharing Plan (the "May Plan") and established the Payless ShoeSource, Inc. Profit Sharing Plan (the "Payless Plan"). The Payless Plan, as adopted, covered eligible Associates employed in Puerto Rico by Payless ShoeSource of Puerto Rico, Inc. ("Payless PR"). The Payless Plan provides for
(1) a Company Contribution in an amount to be determined by the Company's Board of Directors and allocated to eligible Plan Members and (2) if elected by the Member, Member contributions determined on either a before-tax or after-tax basis.

         Now, Payless intends to spin off the portion of the Payless Plan covering Associates employed by Payless PR and to establish a new Plan, both effective January 1, 1997, to be adopted by Payless PR as an adopting Employer under Section 1.16. The terms and provisions of the new Plan established by Payless to accept the spin-off are substantially identical to the terms and provisions of the Payless Plan, as amended and restated. Such amendment and restatement, both as to the Payless Plan and in connection with this Plan, applied only to Associates who were employed by an Employer on or after the effective date(s) of the respective amended provisions, and the rights and benefits of persons thereunder were to be determined solely in accordance with the provisions of the Plan in effect on the date an Associate's employment was or is terminated.

         The terms and provisions of this new Plan are as follows:

                                    SECTION 1

                                   Definitions

         1.01  Accounts   means  the  Company   Accounts  and  Member   Accounts
established under Section 6.

         1.02 After-Tax Contributions means Member Contributions which are not Before-Tax Contributions and which are made by the Member in accordance with
Section 4.01(a).

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         1.03 Allocation Pay Amount means with respect to each eligible  Member,
(a) one (1) times the amount of Pay as defined in Section 1.31 up to the Social Security Wage Base ("SSWB") for the Plan Year, plus (b) two (2) times the amount of such Pay in excess of the SSWB for the Plan Year. Notwithstanding any provision of this Section 1.02 or of Section 3.03 to the contrary, in no event shall the percentage of Members' Pay to be allocated for any year below the SSWB be less than fifty percent (50%) of the percentage of Pay allocated with respect to Members' Pay in excess of the SSWB, nor may the latter percentage of Pay (above the SSWB) exceed the former percentage of Pay (below the SSWB) by more than 5.7% (or such other percentage as may be the maximum permitted differential under Code Section 401(1) from time to time).

         In determining each eligible Member's Allocation Pay Amount, only Pay received during the part of the Plan Year the Member is eligible for the Company Contribution feature of the Plan, pursuant to Section 2, shall be considered, and the SSWB to be applied for such Member shall be proportionally prorated if such eligibility is for less than a full Plan Year.

         Notwithstanding the foregoing, for the 1996 Plan Year, only Pay received after the Plan's Effective Date shall be considered and the SSWB shall be prorated accordingly.

         Further, notwithstanding the foregoing, with respect to any Plan Year for which applying the definition of Allocation Pay Amount set forth above would cause the allocation made pursuant to Section 3.03 to violate the permitted disparity limitations of Treas. Reg. ss. 1.401(l)-2, Allocation Pay Amount shall be adjusted to permit Section 3.03 to operate in compliance with the limitations of Treas. Reg. ss. 1.401(l)2.

         1.04 Associate means any person employed by Payless PR who receives Pay from Payless PR. The term Associate also may include, based upon the express written determination of the Company or the Committee, a U.S. citizen employed, at the request of the Company or the Employer, by a member of the Group (defined in Section 1.20) to the extent such employee otherwise qualifies for membership under Section 2, in which case such Group member shall be deemed to be an "Employer" hereunder, as to such person or persons only. Employees in departments operated by others under lease or license shall be deemed Associates for the purposes of this Plan but only in those cases approved by the Committee in its discretion where the lessees or licensees shall have requested participation hereunder and shall have agreed in writing to assume their respective equitable proportions of the contributions payable to the Trustee as provided under this Plan. The term "Associate" shall not include (i) any person covered under a collective bargaining agreement unless and until the Employer and the collective bargaining representatives so agree, (ii) any non-resident alien, and (iii) any "leased employee" within the meaning of Code Section 414(n)(2). The term

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"Associate"  may  include,  where  appropriate,  Associates  of Payless or other related Employers who are transferred to the Employer or as otherwise may be necessary or appropriate in construing the Plan under applicable law.

         1.05 Authorized Leave of Absence means any leave of absence authorized by the Employer under rules established by the Employer.

         1.06 Before-Tax Contributions means contributions which the Member elects (in accordance with Section 4.01(b)) to have the Employer make directly to the Plan on behalf of the Member, which election shall constitute an election under Code Section 401(k)(2)(A). The "Member's Before-Tax Contributions" shall refer to Before-Tax Contributions made to the Plan by the Employer on behalf of the Member.

         1.07  Beneficiary  means the person or persons  entitled  under Section
9.02 to receive any payments payable under this Plan on account of a Member's death.

         1.08     Board means the Board of Directors of the Company.

         1.09 Code means the U.S. Internal Revenue Code of 1986, as amended from time to time, but only to the extent incorporated into the applicable provisions of the Puerto Rico Internal Revenue Code of 1994 (the "Act"). Any references herein to Code Sections which have not been incorporated into the Act and which conflict with the Act shall be void and of no effect hereunder. Any references herein to specific Code Sections or regulations thereunder shall be construed as and deemed to be references to the corresponding sections of the Act or regulations thereunder, as applicable.

         1.10 Committee means the Retirement Committee comprised of three or more members as determined and appointed from time to time by the Board. Unless determined otherwise by the Board, the Committee shall constitute the Retirement Committee of the Payless ShoeSource, Inc. Profit Sharing Plan from time to time.

         1.11 Company or Payless means Payless ShoeSource, Inc. and any other organization which may be a successor to it.

         1.12 Company Accounts means accounts reflecting the portion of each Member's interest in the Investment Funds which are attributable to Company Matching Contributions ("Company Matching Accounts") and to Company Profit
Sharing Contributions ("Company Profit Sharing Accounts") and to any contributions made by an Employer under Prior Plans, as well as to any income and/or earnings attributable to such Company Contributions and Prior Plan contributions.

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         1.13 Company Matching  Contributions  means  contributions  made by the
Company, based on a Member's Before-Tax and/or After Tax Contributions, pursuant to Section 3.02.

         1.14  Company  Profit   Sharing   Contributions   means   discretionary
contributions  made by the Company,  based on Net  Profits,  pursuant to Section
3.01.

         1.15 Effective Date means January 1, 1997 provided, however, that those provisions of the Payless Plan which were included in its amendment and restatement effective generally August 1, 1997 but with other effective dates as set out therein, only shall be effective hereunder as of August 1, 1997 or such other date(s) as are contained in the Payless Plan.

         1.16 Employer or Payless PR means Payless ShoeSource of Puerto Rico, Inc. and any other entity affiliated with the Company which elects, with the consent of the Company, to participate herein.

         1.17 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, to the extent applicable to the Plan.

         1.18 Fiduciary means the Trustee, each of the members of the Committee described in Section 13, and any investment manager designated pursuant to
Section 14.

         1.19     Fiscal Year means the Company's Fiscal Year.

         1.20 Group means the Company, the Employer, and any other company which is related to the Company or Employer as a member of a controlled group of corporations in accordance with Code Section 414(b), or as a trade or business under common control in accordance with Code Section 414(c). For the purposes of the Plan, for determining whether or not a person is an employee of the Group and the period of employment of such person, each such other company shall be included in the "Group" only for such period or periods during which such other company is a member with the Company or Employer of a controlled group or under common control. In determining Hours of Service, Years of Service and Vesting Service for all purposes hereunder, employment with any member of the Group shall be included.

         1.21 Hour of Service means any hour for which an Associate (including a
leased  employee)  is  directly  or  indirectly  compensated,   or  entitled  to
compensation, by the Company or the Employer for any of the following:

                  (a) the performance of duties during the applicable computation period;

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                  (b)  a  period   during   which  no   duties   are   performed
(irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, Military Service, or Authorized Leave of Absence;

                  (c) a period for which back pay is awarded or agreed to, provided that no Hour of Service has been credited under subsection (a) or (b) with respect to the same period.

         Hours of Service and applicable computation periods shall be determined in accordance with the requirements of 29 C.F.R. ss. 2530.200b.

         1.22 Investment Fund means any fund for investment of contributions as described in Section 5.01.

         1.23 May Plan means The May Department Stores Company Profit Sharing Plan.

         1.24 Member means any person included in the membership of this Plan as provided in Section 2.

         1.25 Member Accounts means the Member Before-Tax Accounts and the Member After-Tax Accounts.

         1.26 Member After-Tax Accounts means the Member Accounts with respect to a Member's After-Tax Contributions.

         1.27 Member Before-Tax Accounts means the Member Accounts with respect to a Member's Before-Tax Contributions.

         1.28 Member Contributions means the Member's Before-Tax Contributions and After-Tax Contributions.

         1.29 Military Service means any period of obligatory military service with the Armed Forces of the United States of America, or voluntary service in lieu of such obligatory service, provided that the Associate returns to active employment with the Employer within the period during which the Employer would be required to reemploy the Associate under Federal law. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified Military Service will be provided in accordance with Code Section 414(v).

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         1.30 Net Profits means the  consolidated net profits of the Company for any given Fiscal Year, determined by generally accepted accounting principles except that (i) no deduction or provision shall be made for any federal, state or other taxes measured by net income. nor for any contributions to the Trust or to any other pension or profit sharing plan, and (ii) there shall be excluded any proceeds from life insurance of which the Company or the Employer is beneficiary (whether paid in a single sum or otherwise) and any gains or losses on the sale of capital assets. Such term shall also mean any accumulated and undistributed Net Profits (as defined in the preceding sentence) earned in prior Fiscal Years to the extent that such accumulated and undistributed Net Profits
constitute   surplus  of  the  Company  and  its   subsidiaries   available  for
contributions hereunder.

         1.31 Pay means the aggregate of (i) all regular pay, commissions, overtime pay, cash incentives, and prizes and cash awards, plus (ii) amounts which the Associate elects to have the Employer contribute directly to the Plan on the Associate's behalf in accordance with Section 4.01(b). Pay shall include any amounts not otherwise includable in the Member's taxable income pursuant to Code Section 125. Pay shall not include amounts for a pension, a retirement allowance, a retainer or a fee under contract, deferred compensation (including amounts deferred under the Deferred Compensation Plan of Payless ShoeSource, Inc.), severance pay, distributions from this Plan or items of extraordinary income including but not limited to amounts resulting from the exercise of stock options, spinoff cash, spinoff stock and restricted stock awards. Pay in excess of $150,000 shall be disregarded, although such amount shall be adjusted at the same time and in such manner as permitted under Code Section 415(d).

         1.32 Plan means this Payless ShoeSource, Inc. Profit Sharing Plan for Puerto Rico Associates, as amended from time to time.

         1.33 Plan Year means a calendar year ending each December 31.

         1.34 Prior Plan means The May Department Stores Company Profit Sharing Plan, the Volume Shoe Corporation Profit Sharing Plan, the Payless ShoeSource, Inc. Profit Sharing Plan and such other qualified plan as may be so designated by the Committee.

         1.35 Qualified Domestic Relations Order means a "qualified domestic relations order" as that term is defined in Code Section 414(p), provided that such order was entered on or after January 1, 1985.

         1.36 Retirement means a Member's termination of employment on or after age 55 with at least five (5) Years of Service, as of which date the Member's benefit shall be nonforfeitable.

         1.37 Social Security Wage Base means, with respect to each Plan Year, the maximum amount of wages which are subject to tax in such year under the Federal Old Age, Survivors and Disability Insurance System.

         1.38 Total and Permanent Disability or Disability means the total incapacity of a Member for the continued performance of regular active employment with an Employer, which disability is expected to be permanent, as determined by the Committee, provided that a Member shall not be considered totally and permanently disabled for purposes of this Plan unless he qualifies for disability benefits under Title 11 of the Federal Social Security Act.

         1.39 Transferred Accounts means Member and Company Accounts transferred from a Prior Plan.

         1.40 Trust Agreement means the agreement or agreements  provided for in
Section 14, as amended from time to time.

         1.41 Trust Fund means all the assets of the Investment Funds, including assets transferred from a Prior Plan, which are held in one or more trusts by the Trustee or Trustees for the purposes of this Plan.

         1.42 Trustee means the corporation(s), person or persons which may at any time be acting as Trustee or Trustees under the Trust Agreement.

         1.43 Unit means one of the units representing an interest in an Investment Fund as provided in Section 6.03.

         1.44 Unit Value means the value of each Unit in an Investment Fund as of the Valuation Date as determined pursuant to Section 6.04.

         1.45 Valuation Date means the last day of each calendar month or such other date or dates as may be established by the Committee from time to time.

         1.46 Year of Service for  purposes  of  determining  eligibility  under
Section 2 means a year of employment during which the Associate has been paid for not less than 1,000 Hours of Service for an Employer. An Associate shall be credited with a year of employment on each anniversary date of his commencement of employment with an Employer. Periods of temporary illness, temporary layoff, Military Service, and Authorized Leaves of Absence shall not be deemed as breaking continuity of employment and shall be counted in determining Years of Service. The term "Year of Service" shall also include an employment year during which, except to the extent otherwise provided in Treasury Regulations, a "leased employee" within the meaning of Code Section 414(n) has been paid for not less than 1,000 Hours of Service for the

Employer even though during such period the leased employee was not an Associate as defined in Section 1.04. The term "Year of Service" shall include any period required to be included by the Family and Medical Leave Act of 1993. The extent to which service with another organization, part or all of whose business operations are acquired by the Company (or by an Employer), shall be credited as "Years of Service" hereunder or as "Vesting Service" under Section 1.47 shall be determined by the Company or by the Committee on a case-by-case basis.

         1.47 Vesting Service for purposes of determining a Member's vested interest under Section 6.09 is based on "elapsed time" and is to be determined in accordance with the following definitions:

                  (a) "Employment Commencement Date" means the date upon which an Associate first performs an Hour of Service for the Employer.

                  (b) "Hour of Service" means an hour for which an Associate is paid or entitled to payment for the performance of duties for the Employer.

                  (c) "Period of Service" means a period beginning on the Associate's Employment Commencement Date (or Reemployment Commencement Date, as the case may be) and ending on his Severance from Service Date.

                  (d) "Severance from Service Date" means the earlier to occur of:

                           (i) the date upon which an Associate terminates employment with the Employer (either voluntarily or involuntarily), retires or dies; or

                           (ii) the first anniversary of the date upon which the Associate was first absent from service with the Employer (with or without pay) for any other reason (i.e., vacation, sickness, disability, leave of absence or layoff).

Notwithstanding the foregoing, the Severance from Service Date of an Associate who is absent from service with the Employer beyond the first anniversary of the first day of such absence on account of maternity or paternity (as described in Code ss.ss. 410(a)(5)(E) or 411(a)(6)(E)) shall be the second anniversary of the first day of such absence; and the period of time between such first and second anniversaries shall not be treated as a Period of Service or as a Period of Severance.

                  (e) "Period of Severance" means a period beginning on an Associate's Severance from Service Date and ending upon the Associate's Reemployment Commencement Date.

                  (f) "Reemployment Commencement Date" means the first date, following a Severance from Service Date, upon which the Associate performs an Hour of Service for the Employer.

                  (g) "Service Spanning Rules." In determining whether or not an Associate has completed a twelve month Period of Service for purposes of vesting, the following Periods of Severance shall be treated as Periods of
Service:

                           (i) If an Associate terminates employment with the Employer (either voluntarily or involuntarily) or retires, and then performs an Hour of Service within the twelve month period beginning on the Severance from Service Date, such Period of Severance shall be treated as a Period of Service; and

                           (ii) If an Associate terminates employment with the Employer (either voluntarily or involuntarily) or retires during an absence from service of twelve months or less for any reason other than a termination or retirement, and then performs an Hour of Service within a period of twelve months from the date the Employee was first absent from service, the Period of Severance shall be treated as a Period of Service.

                                    SECTION 2

                                   Membership

         2.01     Conditions of Eligibility.

                  (a) Each Associate who on the day before the Effective Date of this Plan is a Member of or is eligible to be a Member of the Payless Plan or who would be eligible to become a Member of the Payless Plan on January 1, 1997 if the Employer had continued to be a participating Employer under the Payless Plan shall be a Member of this Plan entitled to make Member Contributions pursuant to Section 4 and eligible to share in Company Contributions pursuant to
Section 3.

                  (b) From the Effective Date to July 31, 1997, each other Associate shall be eligible to become a Member of this Plan as follows:

                           (i) When an Associate has completed one Year of Service and attained age 21, he shall be eligible to make Member Contributions pursuant to Section 4 hereof, commencing on the first day of the month coincident with or following the date he has met these eligibility requirements.

                           (ii) When an Associate has completed two Years of Service and attained age 21, he shall be eligible to share in Company Profit Sharing Contributions pursuant to Section 3 of this Plan, effective as of the first day of the month coincident with or following the date he satisfies the requirements of this subparagraph (ii).

                  (c) Commencing August 1, 1997, each Associate shall be eligible to become a Member of the Plan when the Associate has completed one Year of Service and attained age 21, with membership to commence as of the first day of the month coincident with or following the date he has met these eligibility requirements. Such Associate shall be eligible:

                           (i) to make Member Contributions pursuant to Section
        4;

                           (ii) to share in Company Matching Contributions pursuant to Section 3.02;

                           (iii)   to   share   in   Company    Profit   Sharing
         Contributions, if any, pursuant to Section 3.01.

                  (d) Effective January 1, 1998, each Associate who was eligible as of December 31, 1997, or who becomes eligible to become a Member thereafter, shall be deemed to have elected to make a three percent (3%) Before-Tax Contribution pursuant to Section 4.01(b), commencing with the first paycheck received on or after the later of January 1, 1998, or the first day of the month coincident with or following the date he met the foregoing eligibility requirements. Notwithstanding this "deemed" election, an Associate or Member may elect pursuant to procedures established by the Committee to not make, or to suspend making, said three percent (3%) automatic Before-Tax Contribution, or pursuant to Section 4.01(a) or (b) to make an After-Tax or a Before- Tax Contribution of an amount other than three percent (3%).

                  (e) All Years of Service with an Employer including the Company and Years of Service with The May Department Stores Company ("May") while the Employer was part of the Group which included May are counted toward eligibility, provided that, if an Associate has a 1-year break in service before satisfying the Plan's condition of eligibility under Section 2.01(b)(i), service with an Employer or May before such break will not be taken into account. For the purposes of this Section 2.01, "break in service" means a 12 consecutive month period during which the Associate does not complete more than 500 Hours of Service with the Employer, and/or May while part of the Group.

         2.02 No Dual Memberships. Notwithstanding anything in this Plan to the contrary, when and as an Employer is obligated, pursuant to an agreement with any group or association which represents an Associate, to contribute to any plan involving pensions or other qualified deferred compensation, such Associate shall not be eligible for membership in this Plan. If such Associate has Accounts in this Plan, such Accounts shall continue to be revalued as of each succeeding Valuation Date pursuant to Section 6.04.

         2.03 Re-Employment. A former Member who has retired or has otherwise terminated employment and is rehired shall become a Member on the first day of the calendar month coinciding with or next following the date of his rehire.

                                    SECTION 3

                              Company Contributions

         3.01 Amount of Company Profit Sharing Contribution. The Company may contribute to the Trust, as of the end of each Plan Year, a percentage of its Net Profits as a Company Profit Sharing Contribution. The amount of such contribution, if any, shall be determined by the Board of Directors in its discretion. Any such contribution shall be made as soon as practicable after the close of the Company's Fiscal Year. All such contributions advanced to the Plan by the Company shall be reimbursed to the Company by the Employer.

         For the Plan Year ended December 31, 1997, the Company Profit Sharing Contribution shall be made for the seven month period ended July 31, 1997, such that the amount contributed to this Plan and to the Payless Plan for such period shall be equal to 2 1/2% of Net Profits for the period February 2, 1997 through August 30, 1997. For the period August 1, 1997 through December 31, 1997, the Company has replaced the Company Profit Sharing Contribution with a Company Matching Contribution in the amount of 2 1/2% of Net Profits for the period August 31, 1997 through January 31, 1998.

         3.02 Amount of Company Matching Contribution. Effective August 1, 1997, and for Plan Years commencing thereafter, the Company, in its discretion, shall contribute to the Trust, as of the end of each Plan Year, such that the amount contributed to this Plan and to the Payless Plan shall be equal to 2 1/2% of Net Profits, until determined otherwise by the Board of Directors, in the form of a Company Matching Contribution. The total amount of such contribution shall be allocated in proportion to the amount that each Member's Contributions under Sections 4.01(a) and (b), up to a total of 5% of such Member's Pay for a Plan Year, bears to the total amount of all Member Contributions up to 5% of such Members' Pay for a Plan Year. Such Company Matching Contribution shall be determined and paid to the Trustee as soon as practicable after the close of each Fiscal Year and shall be reimbursed to the Company by the Employer when paid.

         For the Plan Year ended December 31, 1997, the Company Matching Contribution shall be in an amount which shall equal 2 1/2% of Net Profits for the period August 31, 1997 through January 31, 1998.

         3.03 Allocation of Company Contributions. The Company Contributions shall be allocated only to the Company Accounts of Members who are employed by the Employer on the last day of the Plan Year and on behalf of Members whose employment has terminated during the Plan Year by reason of Retirement, death or Disability. Company Profit Sharing Contributions shall be credited to eligible Members' Company Profit Sharing Contribution Accounts. Company Profit Sharing Contributions allocated prior to or as of July 31, 1997 shall be fully vested; Company Profit Sharing Contributions allocated thereafter shall be subject to the vesting provisions of Section 6.09. Company Matching Contributions shall be allocated, based on annual Member Contributions up to 5% of Pay, to the Member's Company Matching Contribution Account, subject to the vesting provisions of
Section 6.09 and to the withdrawal penalty provisions of Section 8.02(a). No Company Matching Contribution shall be made with respect to a Member Before-Tax Contribution in excess of the Code Section 402(g) limit, as referred to in
Section 4.01(h) and as revised from time to time.

         3.04 Profit Sharing Allocation Formula. The Company Profit Sharing Contribution, if any, shall be allocated to all Members eligible to share in the contribution according to the ratio that each Member's Allocation Pay Amount for the Plan Year bears to the total Allocation Pay Amount for all eligible Members for the Plan Year. For this purpose the term "eligible Members" includes Members in both the Payless Plan and this Plan.

         Notwithstanding the foregoing paragraph, for the Plan Year ended December 31, 1997, the allocation made to the Company Profit Sharing Contribution Account of each eligible Member who was employed by the Employer on December 31, 1997 shall be the amount determined applying the allocation formula set forth in the preceding paragraph for Members eligible during January, February, March, April, May, June and July of 1997, based on the Allocation Pay of all such Members during said period. The amounts of such contributions shall be subject to applicable limitations, if any, imposed by the Code and the Act.

         In no event shall an allocation be made under Sections 3.03 or 3.04 in excess of an amount permitted by Code Section 401(a)(4) and the Regulations pursuant thereto.

         3.05 Investment of the Company Contribution. The amounts allocated to each Member pursuant to Section 3.03 shall be credited to his Company Accounts and invested in one or more of the Investment Funds described in Section 5.01 and in the percentages designated by the Member in the investment election filed pursuant to Section 5.02 effective for the most recent December 31.

         3.06     Return of Company Contributions.

                  (a) If a Company or Employer Contribution is made to the Trust because of a good faith mistake of fact, then, within one year of the date of payment of such Company contribution to the Trust, the Company and/or the Employer shall have the right (i) to recover an amount equal to the excess of
(A) the amount of such Company contribution over (B) the amount that would have been contributed had a mistake of fact not occurred, or (ii) to allow all or a portion of such amount to remain in the Plan, to be forfeited and applied to or allocated with other forfeitures at the end of such Plan Year.

                  (b) Each contribution made to the Trust shall be made on the condition that it is currently deductible by the Employer under Code Section 404 for the taxable year with respect to which the contribution is made. If a contribution subsequently is determined, whether in whole or in part, not to be currently deductible as provided in the preceding sentence, then, within one year of the date of disallowance of the deduction of such Company Contribution, an amount equal to the disallowed deduction shall be returned to the Company and/or Employer, as applicable.

                  (c) Earnings attributable to a contribution that is returned pursuant to Subsection (a) or (b) above shall not be withdrawn, but losses attributable thereto shall reduce the amount returned to the Company and/or Employer.

                                    SECTION 4

                              Member Contributions

         4.01     Procedure for Making Contributions.

                  (a) After-Tax Contributions. Subject to any limitations set forth in the Act from time to time, each Member may designate, pursuant to procedures established by the Company, and contribute to the Plan an amount equal to not less than 1% nor more than 15% (in whole percentage points) of his Pay, or a flat dollar amount of not less than $2.00 and not more than $10.00 per Pay period, subject to any further limitations imposed by the Company in its discretion; provided, however, that any Before-Tax Contributions made on behalf of the Member shall reduce by the percentage or dollar amount which he elects to have contributed pursuant to Section

4.01(b)(i), the percentage or dollar amount of Pay that the Member may contribute pursuant to this Section 4.01(a).

               (b) Before-Tax Contributions. (i) Subject to the limitations set forth , each Member may elect that his Employer shall contribute directly to the Fund an amount equal to a whole percentage of his Pay, not less than 1% greater than such percentage as may be determined from time to time by the Company, or a flat dollar amount of not less than $2.00 and not more than $10.00 per Pay period, which amount shall be his Before-Tax Contribution. The maximum Before-Tax Contribution by a Member who is determined to be a Highly Compensated Employee under Section 4.02, for the Plan Year in question, may be further restricted or limited by the Company or the Committee from time to time.

                           (ii) Commencing January 1, 1998, pursuant to Section 2.01(d), each eligible Member shall be deemed to have elected to make a three percent (3%) Before-Tax Contribution, unless the Member elects otherwise in accordance with procedures established by the Committee.

                  (c)  Notwithstanding  any election in accordance  with Section
4.01 (b), if the Committee at any time determines that all or any portion of the Member's Before-Tax Contributions should be treated as After-Tax Contributions in order for the Before-Tax Contribution provisions of the Plan to quality as a "qualified cash or deferred arrangement" for purposes of Section 1165(e) of the Puerto Rico Internal Revenue Code of 1994 ("Act"), or if the Actual Deferral Percentage standards set forth in the Act are not met at the end of the Plan Year; then the Committee, in its sole and absolute discretion, (i) may, in accordance with Section 4.02(b) below, limit the amount which shall be contributed by the Employer as Before-Tax Contributions after the date of such determination on behalf of all or any portion of the Members and (ii) shall distribute any excess Before-Tax Contributions made with respect to the Plan Year to the affected Members as soon as practicable after the end of the Plan Year.

                  (d) The Employer shall (i) deduct a Member's After-Tax Contributions from the Pay of the Member in such installments as the Employer my deem appropriate, (ii) contribute a Member's Before-Tax Contributions on behalf of the Member, and (iii) reduce the Pay that is paid to the Member directly in cash by an amount equal to the Member's Before-Tax Contributions in such installments as the Employer shall deem appropriate. The amounts so deducted and so contributed shall be paid by the Employer to the Trustee not later than 15 days following the end of the month with respect to which such amounts are to be so deducted and contributed or within such shorter period of time as may be designated under the Code, ERISA or related regulations. The Employer may, from time to time, make estimated contribution payments to the Trustee during each month.

                  (e)  Effective  with  the  first  payroll  period  paid in any calendar month, or as of such other effective time as may be determined by the Committee, a Member may elect to change the rate of his After-Tax Contributions to any other rate permitted by Subsection (a) of this Section 4.01 and may elect to change the amount to be contributed by the Employer directly to the Trust Fund as Before-Tax Contributions to an amount equal to an amount permitted by Subsection (b) of this Section 4.01 with respect to such contributions to be made after the effective date of the election, pursuant to procedures established by the Committee.

                  (f) Not later than 15 days prior to the beginning of a payroll period of a Member, or not later than such other date as may be determined by the Committee, such Member may elect, pursuant to procedures established by the Committee, (i) to suspend making After-Tax Contributions and (ii) that the Employer should suspend making Before-Tax Contributions on his behalf, all as of the beginning of such payroll period. As of the first day of any calendar month after the date of such suspension(s) and with at least 15 days' prior notice, or as of such other date and with such notice as may be determined by the Committee, such Member may elect (i) to resume making After-Tax Contributions and (ii) that the Employer shall resume making Before-Tax Contributions on his behalf, by indicating any amount of contributions permitted under Subsection (a) and designating an amount equal to any amount of Pay as Before-Tax Contributions that is permitted under Subsection (b) hereof.

                  (g) Contributions pursuant to this Section 4.01 shall be credited to Member Accounts.

                  (h)  Notwithstanding any election in accordance with paragraph
(b)  of  this  Section  4.01,   the  total  amount  of  a  Member's   Before-Tax
Contributions for any calendar year shall not exceed $7,500 or 10% of the Member's annual Pay or such other amount as may be adjusted from time to time under applicable Puerto Rico law (the "Deferral Limit"). If a Member reaches the Deferral Limit, the Committee can direct that all or any portion of such Member's Contributions during such year shall be After-Tax Contributions regardless of such Member's elections pursuant to Sections 4.01(a) and 4.01(b).

         4.02     Limitations on Before-Tax Contributions.

                  (a) Notwithstanding the foregoing provisions of this Section 4, the Committee shall limit the amount of Before-Tax Contributions made on behalf of each "Highly Compensated Employee" (as hereinafter defined) to the extent necessary to ensure that either of the following tests is satisfied:

                           (i) The "Actual Deferral Percentage" (as hereinafter defined) of the group of eligible Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Associates ("non-Highly Compensated Employees") multiplied by 1.25; or

                           (ii) The excess of the Actual Deferral Percentage for the group of eligible Highly Compensated Employees over that of all other eligible Associates is not more than two percentage points, and the Actual Deferral Percentage for the group of eligible Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Associates multiplied by 2.0.

                           (iii) Effective January 1, 1997 to the extent permitted by the Act, the Actual Deferral Percentage for non-Highly Compensated Employees used in satisfying the tests set forth in (i) and/or (ii) above may be, for any Plan Year, the Actual Deferral Percentage for non-Highly Compensated Employees for the immediately preceding Plan Year, as determined by the Company in the manner permitted by law.

         For the purposes of this Section 4.02, Section 4.04 and Section 4.05, "eligible" means eligible to be a Member of this Plan pursuant to Section 2.01(b)(1).

         For purposes of Sections 4.02, 4.04 and 4.05, the term "Highly Compensated Employee" shall mean any employee whose Pay is greater than the Pay of two-thirds of all eligible employees, taking into account only Pay which is considered for the purpose of Section 4.01.

         For  purposes  of  this  Section  4.02,   the  term  "Actual   Deferral
Percentage" shall mean, for a specified group of Associates for a Plan Year, the average of the ratios (calculated separately for each person in such group) of

                           (i) The aggregate of the Before-Tax Contributions (and such other contributions which, in accordance with applicable rules and regulations promulgated under the Act, may be aggregated with such Before-Tax Contributions for purposes of demonstrating compliance with the requirements of the Act) which are actually payable to the Trust on behalf of each such Associate, to

                           (ii) Such Associate's Pay for such Plan Year.

         In the event it is determined prior to any payroll period that the amount of Before-Tax Contributions elected to be made thereafter would cause the limitation prescribed in this Section 4.02 to be exceeded, the amount of Before-Tax Contributions allowed to be made on behalf of Highly Compensated Employees (and/or such other Members as the Committee may prescribe) shall be reduced to a rate determined by the Committee, and any elections of future Before-Tax Contributions which exceed the rate determined by the Committee shall be deemed to be After-Tax Contributions for the remainder of the Plan Year, notwithstanding the limitations on contribution rate changes in Section 4.01(e). Except as is hereinafter provided, the Members to whom such reduction is applicable and the amount of such reduction shall be determined pursuant to such uniform and nondiscriminatory rules as the Committee shall prescribe.

                  (b) Notwithstanding the provisions of the foregoing paragraph, with respect to any Plan Year in which Before-Tax Contributions on behalf of Highly Compensated Employees exceed the applicable limit set forth in this
Section 4.02, the Committee shall reduce the amount of the excess Before-Tax Contributions made on behalf of the Highly Compensated Employees (by reducing such contributions in order of Actual Deferral Percentages beginning with the highest), and shall distribute such excess Before-Tax Contributions (along with earnings attributable to such excess Before-Tax Contributions, as determined pursuant to such rules and regulations as shall be prescribed by the Internal Revenue Service) to the affected Highly Compensated Employees as soon as practicable after the end of such Plan Year, and in all events prior to the end of the next following Plan Year. Effective January 1, 1997, any excess Before-Tax Contributions to be returned to Highly Compensated Employees shall be calculated (i.e., reduced) and distributed by first reducing the Before-Tax Contributions of the Highly Compensated Employees with the largest dollar amount(s) of Before-Tax Contributions (rather than with the highest Percentage(s)) to the extent required or permitted under the Act.

         In lieu of such distribution of excess Before-Tax Contributions, the Committee may, to the extent permitted by applicable rules and regulations (and
(i) except with respect to  situations  in which  Section 4.01 (h) applies,  and
(ii) prior to March 15 of the calendar year following the Plan Year in which such contributions are made or such later date as may be permitted under the
Act), recharacterize as After-Tax Contributions for such Plan Year all or a portion of the Before-Tax Contributions for Members who are Highly Compensated Employees to the extent necessary to comply with the applicable limit set forth in this Section 4.02.

         In lieu of either distributing or recharacterizing excess Before-Tax Contributions, the Company may, to the extent permitted by applicable rules and regulations, make a qualified nonelective contribution on behalf of non-Highly Compensated Employees in an amount sufficient to satisfy one of the non-discrimination tests set forth above, which Company contribution (if any) shall be reimbursed by the Employer. Allocation of any such qualified non-elective contribution would be to the Member Before-Tax Accounts of each non-Highly Compensated Employee in the same proportion that such Member's Before-Tax

Contributions for the year bears to the total Member Before-Tax Contributions for the year for all non-Highly Compensated Employees of the Employer. However, the maximum annual addition credited to a Member's Account shall be limited by
Section 4.06.

                  (c) Notwithstanding any provision of Sections 4.02(c) to the contrary, if Before-Tax Contributions on behalf of Highly Compensated Employees in excess of the applicable limit set forth in Section 4.02 either are distributed or are recharacterized, any Company Matching Allocation which would have been attributable to the amounts distributed or recharacterized shall be held unallocated in a suspense account and, as of the end of the Plan Year, forfeited and added to and allocated with Company Contributions in the next following Plan Year.

         4.03     Distributions of Excess Deferrals.

                  (a) Notwithstanding any other provision of the Plan, Excess Before- Tax Deferrals (as hereinafter defined) and earnings allocable thereto as determined pursuant to such rules and regulations as are prescribed by the Internal Revenue Service, may be distributed no later than April 15 (or such later date as may be permitted under the Act) to Members who claim such allocable Excess Before-Tax Amounts (which shall be the "Excess Before-Tax Deferrals" plus earnings, if any) for the preceding calendar year.

                  (b) For purposes of this Section 4.03, "Excess Before-Tax Deferral" means the amount of Pay which a Member has elected to have the Employer contribute to the Trust rather than receive it in cash, which is a Member Contribution under Section 4.01 for a calendar year that the Member allocates to this Plan pursuant to the claim procedure set forth in subsection 4.03(c) hereof.

                  (c) The Member's claim shall be in writing; shall be submitted to the Committee no later than March 1 (or such other date as the Committee may specify); shall specify the amount of the Member's Excess Before-Tax Deferral for the preceding calendar year; and shall be accompanied by the Member's written statement that if such amounts are not distributed, the Excess Before-Tax Deferrals, when added to amounts deferred under other plans or arrangements described in Act Section 1165(e) exceeds the limit imposed on the Member in accordance with the applicable provisions of the Act for the year in which the deferral occurred.

                  (d) Notwithstanding any provision of Sections 3 or 4 to the contrary, any Company Matching Allocation which would have been attributable to an Excess Before-Tax Deferral distributed to a Member under Section 4.02(a) shall not be retained or distributed (unless and to the extent permitted under the Act and so determined by the Company in a uniform, nondiscriminatory manner), but shall be held unallocated in a suspense account and, as of the end of the Plan Year, forfeited and added to and allocated with Company Contributions in the next following Plan Year.

         4.04 Limitations on After-Tax Contributions. Notwithstanding the foregoing provisions of this Section 4, the Company or the Committee, in their respective discretion, may limit the amount of After-Tax Contributions made by or on behalf of each eligible Member to the extent determined appropriate.

         4.05 Limitations on Company Matching Contributions. Notwithstanding the foregoing provisions of Sections 3.02 or this Section 4, the Company or the Committee, in their respective discretion, may limit the amount of Company Matching Contributions allocated on behalf of each eligible Member to the extent determined appropriate.

         4.06 Aggregate Limitations. To the extent required under the Act or as so determined by the Company or the Committee, in their respective discretion, Company Matching Contributions and Member After-Tax Contributions may be aggregated on a Member by Member basis and limited, as determined appropriate.

                                    SECTION 5

                              Investment Provisions

         5.01     Investment Funds.

                  (a) There shall be established as part of the Trust Fund a reasonable range of investment options which may include a money market or stable value fund, a fixed income fund, a common stock fund, a Payless Common Stock Fund and a May Common Stock Fund. The May Common Stock Fund shall not be available for investment of new contributions and shall be eliminated entirely as an investment option not later than December 31, 1997. If, on or before December 31, 1997, a Member has failed to direct the reinvestment of amounts in his May Common Stock Fund, he shall be deemed to have elected to have such amounts invested in the money market or stable value fund. The Committee may from time to time, in its discretion, change, delete or add Investment Funds available within the Trust Fund; provided that unless and until the Plan is amended accordingly, the Plan shall continue to provide a Payless Common Stock Fund as an investment option.

                  (b) Income from and proceeds of sales of investments in each Investment Fund shall be reinvested in the same Investment Fund. Any income or other taxes payable with respect to a Fund shall be charged to such Fund.

                  (c) A Trustee may, from time to time, make temporary investments in short term obligations of the United States Government, commercial paper, or other investments of a short term nature, pending investment in an Investment Fund.

         5.02     Investment Direction.

                  (a) A Member may elect that his Member Contributions for each calendar month be invested in 1% increments totaling 100% in one or more of the Investment Funds. Such election must be made with at least one day notice prior to each calendar month or prior to membership in the Plan, pursuant to procedures prescribed by the Committee, or on such other date and subject to other conditions as may be determined by the Committee. Such election shall be effective until and unless a Member makes a different election for any period, but only as provided for under Subsection 5.02(b) and Subsection 5.02(c). If the Member fails to file a timely initial investment election, he shall be deemed to have elected to have 100% of his Member Contributions and his Company Profit Sharing Contributions invested in the Money Market Fund (or such other stable, fixed income investment as may be determined by the Committee) and 100% of his Company Matching Contributions in the Payless Common Stock Fund.

         For the Plan Year ended December 31, 1996 and until such time as the Committee determines otherwise and so notifies Members, a Member's share of any Company Contributions, when allocated as of Plan Year-end, shall be invested in the same Investment Funds in the same proportions as the Member has elected in connection with investment of his Member Contributions at such Plan Year-end.

                  (b) A Member may change his election with respect to future Member and Company Contributions effective with the first payroll period paid in each calendar month with at least one day prior written notice to the Committee pursuant to procedures prescribed by the Committee, or on such other date and subject to other conditions as may be determined by the Committee and may not change his election in any other manner except as provided in Subsection 5.02(c).

                  (c) Effective as of the last day of each calendar month with at least one day prior notice to the Committee, or as of such other date determined by the Committee, and pursuant to procedures prescribed by the Committee, a Member may elect to have any or all of the value in any of the Investment Funds which are credited to his Member and/or Company Accounts transferred and invested in any one or more of the Investment Funds under
Section 5.01.

                                    SECTION 6

                                    Accounts

         6.01 Member Accounts. The Committee shall maintain or cause to be maintained for each Member under each Investment Fund in which his Member Contributions are invested separate Member Accounts which shall reflect the portion of his interest in such Investment Fund which is attributable to his contributions. The Member's After-Tax Contributions shall be credited to a separate Member After-Tax Account. The Member's Before-Tax Contributions shall be credited to a separate Member Before-Tax Account.

         6.02 Company Accounts. The Committee shall maintain or cause to be maintained for each Member under each Investment Fund in which his Company Contributions are invested separate Company Accounts which shall reflect the portion of his interest in such Investment Fund which is attributable to Company Contributions, as well as to contributions made by an Employer under Prior Plans and to any income or earnings attributable to such Company Contributions and Prior Plan contributions. The Member's Company Matching Contributions shall be credited to a separate Company Matching Contribution Account. The Member's Company Profit Sharing Contribution, if any, shall be credited to a separate Company Profit Sharing Contribution Account.

         6.03 Maintenance of Accounts. For the purposes of maintaining Accounts pursuant to this Section 6, each Investment Fund, shall be divided into Units, and the Interest of each Member in such Investment Fund shall be evidenced by the number of Units in such Investment Fund credited to his Accounts.

         6.04 Valuation of Accounts. As of each Valuation Date the Committee shall determine the value of a Unit in each Account by dividing the current market value of all property in each such Account as of such Valuation Date (after deducting any expenses or other amounts including withdrawals property chargeable against such Account) by the number of Units then outstanding to the credit of all Members in each such Account.

         6.05 Member Statements. The Committee shall furnish or cause to be furnished to each Member a statement of his Company and Member Accounts, at least once each year, or more frequently if required by applicable law.

         6.06 Shares of The May Department Stores Company ("May Stock") in the May Common Stock Fund. The provisions of this Section 6.06 shall govern the shares of common stock in the May Common Stock Fund, including the shares of stock transferred to the Plan from the May Plan.

                  (a) The May Stock shall be held by the Trustee in a separate fund of the Trust designated as the May Common Stock Fund. Subject to the further provisions of Section 6.07, the May Common Stock Fund shall be invested only in shares of May Stock. Dividends received by the Trustee in respect of the May Stock shall be first used to pay expenses of the May Common Stock Fund and then invested in the Money Market Fund.

                  (b) A Member may elect to sell some or all of the Units in the May Common Stock Fund attributable to either his Member or Company Accounts. Such election shall be made in such manner as provided by the Committee and will be effective as of the last day of the calendar month in which the election is recorded.

         Notwithstanding the foregoing, the Committee may permit Members to elect to sell Units as of any monthly valuation date and under such further conditions as may be determined from time to time which shall be applicable to all Members with Units in the May Common Stock Fund.

                  (c) The net proceeds from the sale of a Member's interest in the May Common Stock Fund shall be invested pursuant to the Member's election in one or more of the other Investment Funds described in Section 5.02.

                  (d) At such time as all shares of May Common Stock attributable to Units held in the May Common Stock Fund have been distributed or sold pursuant to Member election, the May Common Stock Fund shall terminate. Until such time as such Fund has been terminated, it shall be valued at the same time and in the same manner as the Investment Funds described in Section 5.02, and maintained to and valued in Member Accounts in accordance with Sections 6.03.

                  (e) Each Member (or beneficiary of a deceased Member) who has Accounts in the May Common Stock Fund shall, as a named fiduciary within the meaning of Section 403(a)(1) of ERISA, have the right to direct the Trustee with respect to the vote of the number of shares of May Stock attributable to Units credited to him in the May Common Stock Fund as of the latest practicable Valuation Date prior to each meeting of shareowners of May. For such purpose the Trustee shall furnish to each such Member prior to each such meeting the proxy statement for such meeting, together with a form to be returned to the Trustee on which may be set forth the Member's instructions as to the manner of voting such shares of stock. Each Member or Beneficiary who has the right under this section to direct the Trustee with respect to voting shares and who provides timely instructions to the Trustee shall, as a named fiduciary, be considered to have directed the Trustee to vote a pro rata portion of the shares attributable to Units for which the Trustee receives no timely instructions and shares which have not been credited as of the latest practicable Valuation Date. Upon receipt of such instructions, the Trustee shall vote such shares in accordance therewith. If, within such reasonable period of time prior to any such meeting of the shareowners as may be specified by the Trustee, no instructions shall have been received by the Trustee from such Member, the Trustee shall vote, in person or by proxy, such shares of stock proportionally in the same manner as the May Stock for which the Trustee received voting instructions from Members. The Trustee shall not divulge the instruction of any Member. The Trustee shall also be entitled to vote in its sole discretion, in person or by proxy, all shares of May Stock held by it upon any matters to which as a practical matter no instructions can be given by Members prior to the meeting.

                  (f) Each Member who has  Accounts in the May Common Stock Fund
shall, as a named fiduciary within the meaning of Section 403(a)(1) of ERISA, have the right with respect to the number of shares of May Stock attributable to Units credited to him in the May Common Stock Fund as of the latest practicable Valuation Date, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to May Stock, and the Trustee shall respond in accordance with the instructions so received. The Trustee shall utilize its best efforts to timely distribute or cause to be distributed to each Member such information as will be distributed to shareowners of May in connection  with  any  such  tender  or  exchange  offer,  together  with a form requesting instructions on whether or not such shares will be tendered or exchanged. If the Trustee shall not receive timely direction from a Member as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any shares of May Stock with respect to which such Member has the right of direction. The Trustee shall not divulge the instructions of any Member. Shares in May Stock Fund Accounts of Members who direct that such shares be tendered or exchanged shall be transferred to a new fund.

         6.07 Shares of Payless Stock Received in Respect of May Stock. In the event that shares of Payless Stock are distributed to Members' Accounts in the May Common Stock Fund, such shares shall be segregated and transferred to the Payless Common Stock Investment Fund.

         6.08 Shares of Payless ShoeSource, Inc. ("Payless Stock") in the Payless Stock Fund.

                  (a) Each Member (or beneficiary of a deceased Member) who has Accounts invested in the Payless Common Stock Fund shall, as a named fiduciary within the meaning of Section 403(a)(1) of ERISA, have the right to direct the Trustee with respect to the vote of the number of shares of Payless Stock attributable to Units credited to him in the Payless Common Stock Fund as of the latest practicable Valuation Date prior to each meeting of shareowners of the Company. For such purpose the Trustee shall furnish to each such Member prior to each such meeting the proxy statement for such meeting, together with a form to be returned to the Trustee on which may be set forth the Member's instructions as to the manner of voting such shares of stock. Each member or Beneficiary who has the right under this Section 6.08 to direct the Trustee with respect to voting shares and who provides timely instructions to the Trustee shall, as a named fiduciary, be considered to have directed the Trustee to vote a pro rata portion of the shares attributable to Units for which the Trustee receives no timely instructions and shares which have not been credited as of the latest practicable Valuation Date. Upon receipt of such instructions, the Trustee shall vote such shares in accordance therewith. If, within such reasonable period of time prior to any such meeting of the shareowners as may be specified by the Trustee, no instruction shall have been received by the Trustee from such Member, the Trustee shall vote, in person or by proxy, such shares of stock proportionally in the same manner as the Payless Stock for which the Trustee received voting instructions from Members. The Trustee shall not divulge the instructions of any Member. The Trustee shall also be entitled to vote in its sole discretion, in person or by proxy, all shares of Payless Stock held by it upon any matters to which as a practical matter no instructions can be given by Members prior to the meeting.

                  (b) Each Member (or beneficiary of a deceased Member) who has Accounts invested in the Payless Common Stock Fund shall, as a named fiduciary within the meaning of Section 403(a)(1) of ERISA, have the right with respect to the number of shares of Payless Stock attributable to Units credited to him in the Payless Common Stock Fund as of the latest practicable Valuation Date, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to Payless Stock, and the Trustee shall respond in accordance with the instructions so received. The Trustee shall utilize its best efforts to timely distribute or cause to be distributed to each Member such information as will be distributed to shareowners of the Company in connection with any such tender or exchange offer, together with a form requesting instructions on whether or not such shares will be tendered or exchanged. If the Trustee shall not receive timely direction from a Member as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any shares of Payless Stock with respect to which such Member has the right of direction. The Trustee shall not divulge the instructions of any member. The proceeds from the tender or exchange of shares attributable to Units in Payless Common Stock Investment Fund accounts of members shall be transferred to one of the Investment Funds described in Section 5.01 and pursuant to a procedure established by the Committee.

         6.09     Vesting in Member and Company Accounts.

                  (a) Vesting Schedule. A Member shall have a fully vested interest all times (i) in his Member Accounts and (ii) in his Company Profit Sharing Account balance determined as of July 31, 1997. A Member who has completed at least two full Years of Service as of August 1, 1997 also shall be fully vested at all times (i) in his Company Matching Contributions Account and
(ii) in his Company Profit Sharing Contribution Account determined at any time after July 31, 1997. The Company Matching Contribution Account of a Member who is not or was not credited with at least two Years of Service as of August 1, 1997 and his Company Profit Sharing Contribution Account attributable to Company Profit Sharing Contributions, if any, based on such Member's eligibility for such contributions after August 1, 1997, shall vest according to the following schedule:

          Period of Service                    Vested Interest
          -----------------                    ---------------
          Fewer than 2 years                            0%
          2 years                                      25%
          3 years                                      50%
          4 years                                      75%
          5 years or more                             100%

Notwithstanding the foregoing, a Member's interest in his Company Matching Contribution Account and his Company Profit Sharing Contribution Account shall become fully vested upon the Member's Retirement, death or Disability.

                  (b) Cash-Out Distributions to Partially Vested Members and Restoration of Forfeitures. If, pursuant to Section 9.01, a partially-vested Member receives a cash-out distribution before he incurs a Forfeiture Break in Service (as defined in clause (e) below), the cash-out distribution will result in an immediate forfeiture of the nonvested portion(s) of the Member's Company Matching and Company Profit Sharing Contribution Account(s). See clause (f) below. A partially- vested Member is a Member whose Vested Interest, determined under Section 6.09(a), in either his Company Matching Contribution Account or his Company Profit Sharing Contribution Account, or both, is less than 100%. A cash-out distribution is a distribution of the entire vested portion of the Member's Account(s).

                           (i) A partially-vested Member who is reemployed by an Employer after receiving a cash-out distribution of the vested portion of his Account(s) shall have such forfeited amount restored, unless the Member no longer has a right to restoration under this subparagraph
         (i). The amount restored by the Plan Administrator shall be the same dollar amount as the dollar amount of his Account(s) on the Valuation Date immediately preceding the date of the cash-out distribution, unadjusted for any gains or losses occurring subsequent to that Valuation Date but reduced by the amount of the prior cash- out distribution. Restoration of the Member's Account balance(s) includes restoration of all Code ss. 411(d)(6) protected benefits with respect to the restored Account(s) in accordance with applicable Treasury regulations. The Plan Administrator will not restore a reemployed Member's Account balance(s) under this subparagraph (i) if the Member has incurred a Forfeiture Break in Service (as defined in clause (e) below.

                           (ii) If restoration of the Member's Account(s) is permitted under subparagraph (i) above, the Plan Administrator will restore the Member's Account(s) as of the last day of the Plan Year during which such Member was reemployed by an Employer. To restore the Member's Account(s), the Plan Administrator, to the extent necessary, will allocate to the Member's Account(s):

                                    (A) first,  the  amount,  if any,  of Member
                  forfeitures  otherwise  available for allocation  under clause
                  (f) below;

                                    (B)     second,      deductible     Employer
                  contributions for the Plan Year to the extent made under a discretionary formula; and

                                    (C) third, as otherwise permitted by law.

         The Plan Administrator will not take into account any allocation under this clause (b) in applying the limitation on allocations under Section 12.

                           (iii) The deemed cash-out rule applies to a 0% vested Member. A 0% vested Member is a Member whose Account(s) derived from Employer contributions is (are) entirely forfeitable at the time of his termination of employment. Under the deemed cash-out rule, the Plan Administrator will treat the 0% vested Member as having received a cash-out distribution on the date of the Member's termination of employment or, if the Member's Account(s) is (are) entitled to an allocation of Employer contributions for the Plan Year in which he terminates employment, on the last day of that Plan Year.

                  (c) Period of Service--Vesting. For purposes of determining a Member's Vested Interest in his Company Contributions Account(s) under clause
(a) above, a Member shall be credited with that number of "years of service" determined by adding together all of the Employee's Periods of Service, whether or not consecutive. Only whole years of service shall be taken into account for purposes of applying the schedule set forth in clause (a) above, and, for purposes of determining a Member's number of whole years of service, non-successive Periods of Service must be aggregated, with thirty (30) days of service being deemed to constitute one month and with either twelve (12) months or 365 days of service being deemed to constitute one year. For purposes of determining a Member's Period of Service, the Service Spanning rules described in Section 1.47(g) shall apply.

                  (d) Break in Service--Vesting. For purposes of this Section 6.09, a "Break in Service" is a Period of Severance of at least twelve (12) consecutive months.

                  (e)      Included Periods of Service.

                           (i) For purposes of determining "Periods of Service" under this clause (e), the Plan takes into account all Periods of Service an Associate completes with an Employer, except:

                                    (A) any  Period of  Service  before the Plan
                  Year in which the Member  attained  the age of eighteen  (18);
                  and

                                    (B) for the sole  purpose of  determining  a
                  Member's Vested Interest of his Account(s) derived from Company contributions which accrued for his benefit prior to a Forfeiture Break in Service, the Plan shall disregard any Period of Service after the Member first incurs a Forfeiture Break in Service. The Member incurs a Forfeiture Break in Service when he incurs five (5) consecutive Breaks in Service.

                  (f) Forfeiture Occurs. A Member's forfeiture, if any, of his Account balance(s) derived from Company contributions occurs under the Plan on the earlier of:

                           (i) the last day of the last pay period ending within the Plan Year in which the Member first incurs a Forfeiture Break in Service; or

                           (ii)  the  date  the   Member   receives  a  cash-out
distribution.

         The Plan Administrator shall determine the percentage of a Member's Account(s) forfeiture, if any, under this clause (f) solely by reference to the vesting schedule of Section 6.09(a). As of the last day of each Plan Year, the total amount of forfeitures which occurred during such Plan Year shall be calculated and such amount shall be applied (i) to restore under (b) above any amounts previously forfeited from rehired Members' Accounts, (ii) to pay Administrative Expenses under Section 7.01 and (iii) the balance, if any, shall be added to and allocated with the Company Matching Contribution for that Plan Year.

                  (g) Former May Plan Members. The provisions of this clause (g) apply to a Member who previously was employed by the Employer, when it was part of the Group which included The May Department Stores Company, and who at the termination of his employment had Company Accounts in the May Plan which were forfeited as a result of termination of employment. If such Member has not incurred five consecutive one-year breaks in service, the value of the Member's Company

Account forfeited under the May Plan will be restored under this Plan (in the manner described in clause (b) above) and will be 100% vested.

                                    SECTION 7

                                    Expenses

         7.01 Administrative Expenses. To the extent permitted by applicable law, the costs and expenses for administering this Plan, consisting of Trustee fees and expenses, Investment Manager fees and expenses, fees and expenses of outside experts, expenses of maintaining records under Section 6 of the Plan, and all other administrative expenses of the Plan, shall be paid out of the Trust Fund unless the Company or the Employer elects to pay them with its own funds. Costs incident to the purchase and sale of securities, such as brokerage fees, commissions and stock transfer fees, are not regarded as administrative expenses and shall be borne by the appropriate Investment Fund as determined by the Trustee or Committee.

                                    SECTION 8

                          Withdrawals During Employment

         8.01  Withdrawals   Prohibited  Unless  Specifically   Authorized.   No
withdrawal from the Plan shall be permitted prior to a Member's termination of employment, except as provided in Section 8.02.

         8.02     Authorized Withdrawals.

                  (a) Prior to his termination of employment, a Member may elect to withdraw, in cash, any or all of the value in his Member After-Tax Accounts. However, in the event a Member elects to withdraw all or a portion of his After-Tax Contributions made after August 1, 1997, such Member shall forfeit his right to fifty percent (50%) of the Company Matching Contribution, if any, otherwise allocable in connection with his Member Contributions for the Plan Year in which the withdrawal occurs.

                  (b) Prior to his termination of employment, a Member may elect to withdraw, in the event of a "hardship", an amount in cash equal to (i) the total amount of the Before-Tax Contributions made to the Trust on his behalf, or
(ii) the value in his Member Before-Tax Account whichever is less. In any event the amount withdrawn may not be greater than the amount determined by the Committee as being required to meet the immediate financial need created by the "hardship" and not reasonably available from other resources of the Member, whichever amount is less. The term "hardship" means a heavy financial hardship in light of immediate and heavy financial needs as determined by the Committee in accordance with Internal Revenue Service regulations. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local taxes or penalties reasonably anticipated to result from the distribution. The determination shall be made in a nondiscriminatory manner. Hardship shall include but not be limited to the following:

                           (i) Medical expenses described in Code Section 213(d), previously incurred by the Member, the Member's spouse, or any of the Member's dependents (as defined in Code Section 125) or necessary for these persons to obtain medical care described in Section 213(d);

                           (ii) Purchase (excluding mortgage payments) of a principal residence for the Member;


                           (iii) Payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Member, his or her spouse, children, or dependents (as defined in Code Section 152);

                           (iv) The need to prevent the eviction of the Member from his or her principal residence or foreclosure on the mortgage of the Member's principal residence.

The Committee may adopt written guidelines which identify additional circumstances constituting hardship and which provide procedures to be followed in the administration of hardship withdrawal requests, which guidelines are hereby incorporated herein.

         In addition, such hardship must be one which in the judgment of the Committee, based on the Member's representations, cannot be relieved (1) through reimbursement or compensation by insurance or otherwise, (2) by reasonable liquidation of the Member's assets to the extent such liquidation would not itself cause an immediate and heavy financial need, (3) by cessation of Member Contributions under the Plan or (4) by other distributions from employee benefit plans maintained by the Company or any other employer or by borrowing from commercial sources on reasonable commercial terms. The Member shall be required to submit documentation, to be determined by the Committee, with his hardship withdrawal request to enable the Committee to make a judgment regarding the validity of such hardship withdrawal request.

         For any Member who has attained age 59 1/2, the "hardship" requirement shall be deemed waived.

                  (c) A withdrawal election shall be made pursuant to application procedures established by the Committee. For any withdrawal under paragraph (a) or (b), if the amount which may be withdrawn exceeds $100, the Member may not withdraw less than $100, and if the amount which may be withdrawn is less than $100, the Member shall be required to withdraw all of such amount. Contribution totals and Account values shall be determined as of the Valuation Date coinciding with or next following the filing of the withdrawal election. If the Member Accounts from which withdrawal is made are in more than one Investment Fund, the withdrawal shall be pro rata from each such Investment Fund.

                  (d) Any Member who was a Participant in or eligible to be a Participant in the Volume Shoe Corporation Profit Sharing Plan (the "Volume Plan") as of December 31, 1988 and who had an account balance in the Volume Plan attributable to Employer Contributions made to the Volume Plan before July 31, 1976 and which account became a Company Account under The May Department Stores Company Profit Sharing Plan and which has been transferred to this Plan from the Payless Plan, shall be entitled to withdraw the market value of such account balance determined (and frozen) as of December 31, 1988.

                                    SECTION 9

Benefits Upon Retirement, Death, Disability, or Termination of Employment

         9.01 Benefits. Upon a Member's Retirement, death, Disability, or other termination of employment, the value of his Member Accounts and of his vested Company Accounts shall be determined as of the Valuation Date at the end of the month next following the later of (i) the date of such termination of employment or (ii) the date the Plan Administrator receives notice of such termination of employment, whether such notice be written notice or actual notice, and shall be distributed as provided in Section 10. A temporary Authorized Leave of Absence for Military Service or for other purposes approved by the Company and/or the Employer shall not, while any such Authorized Leave of Absence is validly in effect be regarded as a termination of employment for the purposes of this Plan.

         9.02 Beneficiary. Any benefits payable on account of a Member's death shall be paid to such Member's spouse. If such Member has no spouse or if such Member's spouse shall have consented to the naming of another beneficiary, such benefits shall be paid to the person or persons (including, without limitation, estates, trust, or other entities) last named as beneficiary by such Member on an appropriate form filed with the Committee. A spouse's consent shall designate a beneficiary, acknowledge the effect of the consent and be in writing, witnessed by a Plan representative or notary public. A spouse's consent shall be irrevocable. If no beneficiary has been so named or the named beneficiary does not survive the Member, any payment to be made under this Plan on account of a Member's death shall be paid to such Member's spouse, or, if he has no spouse, to such Member's estate. Whenever permitted by the Code or regulations thereunder, the Committee may waive the requirements that a spouse's consent be obtained. Such waiver may be on a case by case basis or by categories.

                                   SECTION 10

                               Payment of Benefits

         10.01    Time of Payment.

                  (a) All amounts distributable to a Member or Beneficiary pursuant to Section 9 shall, unless the Member makes an approved election pursuant to Section 10.01 (b) or 10.01 (c), be paid in a lump sum payment to be made as soon as practicable after the Valuation Date as of which the Account values are determined pursuant to Section 9.01 provided, however, that any additional amounts which may be allocated to a Member's Company Accounts resulting from a Company Contribution in respect of the calendar year in which employment terminates shall be paid as soon as practicable after such contribution.

         Notwithstanding any provision of this Section 10 to the contrary, if the present value of the nonforfeitable accrued benefit of a Member, including Company and Member Contributions (but excluding accumulated deductible employee contribution, if any) exceeds (or ever has exceeded) $3,500 (or, effective January 1, 1998, $5,000), no partial or total distribution shall be made unless the Member has consented thereto in writing in the manner required by law.

                  (b) Any Member who was a Member of the May Plan as of June 30, 1990 may elect that all Transferred Accounts distributable to him pursuant to
Section 9 shall be paid in annual installments over a period not to exceed ten years beginning with the Valuation Date as of which the lump sum payment would otherwise be made. In the event of the death of a Member prior to the expiration of such period, all amounts which have not been distributed to him shall be paid in a lump sum to his designated Beneficiary or his estate if there is no designated Beneficiary. Subject to the foregoing, each such installment shall be paid as of a Valuation Date and, until all the Accounts of the Member have been fully distributed, they shall continue to be revalued as of each succeeding Valuation Date pursuant to Section 6.04.

         Notwithstanding the paragraph above, any Member who as of December 31, 1988 was or was entitled to be a Participant in the Volume Shoe Corporation Profit Sharing Plan may elect that all Transferred Accounts distributable to him pursuant to Section 9 be paid in the form of equal monthly installments over a period not to exceed

120 months. Such payments shall otherwise be made in accordance with the foregoing portion of this Subsection 10.01 (b).

                  (c) A Member who is entitled to receive a distribution in excess of $3,500 (or $5,000) may elect to defer such distribution to age 65. An election to defer distribution shall conform to such requirements as to form, content, manner, and timing as shall be determined by the Committee and which requirements shall be applied in a manner which does not discriminate in favor of Members who are highly compensated employees (within the meaning of Code
Section 414(q)). All Accounts of a Member who elects to defer his distribution shall continue to be revalued as of each succeeding Valuation Date pursuant to
Section 6.04. A deferred distribution shall be paid when such Member attains the age of 65 years or at such earlier or later time as shall be determined by the Committee as permitted by law. In the event of the death of a Member prior to distribution of the deferred amounts, all amounts shall be distributed in a lump sum to his designated Beneficiary or to his estate if there is no designated Beneficiary. The value for payment shall be determined as of the Valuation Date coincident with or next following such Member's 65th birthday or such other payment date determined by the Committee.

         10.02 Form of Payment. All distributions shall be made in the form of cash, except that distributions from the May Common Stock Fund or the Payless Common Stock Fund shall be made in the form of full shares of May Common Stock or Payless Common Stock, as applicable (with payment in cash for a fraction of a share) or in cash if elected by the Member or Beneficiary. The rights extended to a Member hereunder shall also apply to any Beneficiary or alternate payee of such Member.

         10.03 Indirect Payment of Benefits. If any Member or Beneficiary has been adjudged to be legally, physically or mentally incapable or incompetent, payment may be made to the legal guardian or other legal representative of such Member or Beneficiary as determined by the Committee. Such payments shall constitute a full discharge with respect thereto.

         10.04 Inability to Find Member. If a Member or Beneficiary or other person to whom a benefit payment is due cannot be found during the three years subsequent to the date a distribution was required to be made under this Plan, the Accounts shall be forfeited at the end of such three-year period. The value of such Accounts as of the date the distribution was required to be made shall be restored if such Member or Beneficiary or other person makes a claim.

         10.05 Commencement of Benefit Distribution to Member. In accordance with Code Section 401 (a) (9) and Treasury Regulations promulgated thereunder, distributions to a Member must commence not later than the first day of April
following  the  calendar  year  in  which  the   Member  attains  age  70 1/2.
Notwithstanding
the foregoing, effective January 1, 1997, distribution to a Member who is not a "five percent owner" as defined in Section 20.10(f)(3) shall commence not later than April 1 following the calendar year in which the Member attains age 70 1/2 or, if later, the calendar year in which the Member retires. If a Member is currently receiving required distributions from the Plan under Code Section 401(a)(9) and this Section 10.05 but would not be required to receive such payments after January 1, 1997 under this Section 10.05 as amended, such Member may elect, in the manner determined by the Committee, to postpone further distributions until the date otherwise required hereunder.

         Such distribution may be made by distributing the entire value of the Member's Accounts as of the last day of such calendar year. If otherwise permitted pursuant to Code Section 401 (a) (9) and Regulations thereto, the Member may elect to take such distribution in lump sum or in installments, if he is otherwise entitled to installment payments pursuant to Section 10.01 (b).

         10.06 Commencement of Benefit Distribution to Beneficiary. Distributions to the Beneficiary entitled under Section 10.02 to receive any payments payable under this Plan on account of a Member's death shall be made in a lump sum payment not later than the first day of April following the calendar year in which the Member would have attained age 70 1/2.

         Notwithstanding the above, any portion of a Member's accounts which are distributable to a Beneficiary shall be distributed within five (5) years of the Member's death.

         10.07 Commencement of Benefit Distribution to Alternate Payee. Distributions to an alternate payee entitled under Section 16.01 to receive any payments payable under this Plan pursuant to the terms of a Qualified Domestic Relations Order shall be made in accordance with the terms of such Qualified Domestic Relations Order and this Plan on or after the date on which the Member has attained his "earliest retirement age" (as defined under Code Section
414(p)) under the Plan. Notwithstanding the foregoing, distribution to an alternate payee may be made prior to the Member's attainment of his earliest retirement age if, but only if: (1) the Qualified Domestic Relations Order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution; (2) the distribution is a single sum distribution of the alternate payee's entire benefit entitlement under the Plan; and (3) in the event the present value of the alternate payee's benefits under the Plan exceeds $3,500, the alternate payee consents to any distribution occurring prior to the Member's attainment of earliest retirement age.

         Nothing in this Section  10.07 shall be construed to permit a Member to
(1) receive a distribution at a time not otherwise permitted under the Plan, (2) permit the alternate payee to receive a form of payment not otherwise permitted under the Plan, or (3) cause his Plan accounts to be valued or otherwise determined in a manner not otherwise permitted under the Plan.

                                   SECTION 11

                    Permitted Rollover of Plan Distributions

         11.01 Rollover Permitted. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and pursuant to procedures prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. Such distribution may commence less than thirty (30) days after the notice required under Treas. Reg. ss. 1.411(a)-11(c) (or its successor) is given to a Member or other distributee, provided that the Member has been clearly informed that he has a right to a period of at least thirty (30) days after receiving said notice to consider the decision as to whether to elect a distribution or, if applicable, a distribution option, and the Member nevertheless affirmatively elects an earlier distribution.

         11.02 Definitions. The following definitions shall apply for the purposes of this Section 11:

                  (a) Eligible rollover distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's beneficiary or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401 (a) (9); and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (b) Eligible retirement plan. An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 401(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), and which accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to a Member's surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (c) Distributee. A distributee includes a Member or former Member. In addition, the Member or former Member's surviving spouse and the Member's or former Member's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

                  (d) Direct rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                   SECTION 12

                       Limit on Contributions to the Plan

         This Section 12 is intended to conform the Plan to the requirements of Code Section 415 and limits the contributions that can be made by and for an individual under the Plan.

         12.01 Limit on Contributions. Notwithstanding any provision of the Plan to the contrary:

                  (a) The "Annual Addition" that may be made to a Member's Accounts in any calendar year shall not exceed (i) 25% of his Earnings for the calendar year or (ii) $30,000 (as adjusted from time to time by the Secretary of the Treasury or his delegate, pursuant to Code Section 415(d), provided that no such adjustment shall be taken into account before the calendar year for which the adjustment first takes effect).

                  (b) If a Member participates in a Defined Benefit Plan maintained by the Extended Group, the sum of the Member's Defined Contribution Plan Fraction and Defined Benefit Plan Fraction may not exceed 1.0 for any calendar year.

                  (c) If the limitation imposed by Subsection (a) above applies to a Member in a calendar year, his Member Contributions and, if necessary, Company Contributions shall be reduced to the extent necessary to prevent the limitation with respect to such calendar year from being exceeded. If the limitation imposed by Subsection (b) above, applies, the benefits under any Defined Benefit Plan maintained by the Extended Group shall be reduced before the Annual Additions under this Plan are reduced.

         12.02 Special Definitions. For the purposes of this Section 12, the following terms shall have the following meanings:

                  (a)      Annual Addition for any calendar year is the sum of:

                           (i) the amount of the Company Profit Sharing and Matching Contributions for the calendar year, plus

                           (ii) the Member's Before-Tax Contributions for the calendar year, plus

                           (iii)    the Member's After-Tax Contributions, plus

                           (iv) the amount of an Employer's contribution on behalf of the Member or of a Member's contribution, if any, in the same Plan Year, to another individual account pension benefit plan maintained by an Employer, plus

                           (v) the amount, if any, allocated to an individual medical account pursuant to Code Section 415(l)(1), plus

                           (vi)   the   amount,   if   any,    attributable   to
         post-retirement medical or life insurance benefits for key employees pursuant to Code Section 419A(d)(2).

                  (b) Defined Benefit Plan means any plan which is qualified under Code Sections 401(a) or 403(a) and which is not a Defined Contribution Plan.

                  (c) Defined Benefit Plan Fraction means a fraction, where the numerator is the Member's projected annual benefit under the Defined Benefit Plan (determined as of the close of the calendar year), and the denominator is the lesser of:

                           (i) 1.25 multiplied by the dollar limitation in effect under Code Section 415(b)(1)(A) for that calendar year, or

                           (ii) 1.4 multiplied by the amount that may be taken into account under Code Section 415(b)(1)(B) with respect to the Member for the calendar year.

                  (d) Defined Contribution Plan means any plan which is qualified under Code Sections 401(a), 403(a), or 405(a) and which provides for an individual account for each Member and for benefits based solely on the amount contributed to the account, and any income, expenses, gains, losses, and forfeitures that may be allocated to the account.

                  (e) Defined Contribution Plan Fraction means a fraction, where the numerator is the sum of the Annual Additions to the Member's Accounts as of the close of the calendar year, and the denominator is the sum of the lesser of the following amounts for such calendar year and for each prior calendar year of service with the Extended Group:

                           (i)  1.25  multiplied  by the  dollar  limitation  in
         effect  under  Code  Section   415(c)(1)(A)   for  that  calendar  year
         (determined without regard to Code Section 415(c)(6)), or

                           (ii) 1.4 multiplied by the amount that may be taken into account under Code Section 415(c)(1)(B) with respect to the Member for the calendar year; provided, that the Company may, in accordance with applicable Treasury Department regulations, elect to calculate the denominator of the Defined Contribution Plan Fraction in accordance with Code Section 415(e)(6).

                  (f) Earnings means the Member's "415(c) compensation" (as determined under Section 415(c)(3) of the Code and under Treasury Regulation
Section 1.415-2(d)(11), and including any such compensation received from the Extended Group.

                  (g) Extended Group means the Company, the Employer and any other employer which is related to the Corporation as a member of a controlled group of corporations in accordance with Code Section 414(b), or as a trade or business under common control in accordance with Code Section 414(c), plus any other company, trade or business which would be included by such definition after the modification thereof required by Code Section 415(h).

         12.03    General.

                  (a) For purposes of applying the limitations set forth in this
Section 12, all Defined Benefit Plans (whether or not terminated) of the Extended Group shall be treated as one Defined Benefit Plan, and all Defined Contribution Plans (whether or not terminated) of the Extended Group shall be treated as one Defined Contribution Plan.

                  (b) This Section 12 is intended to satisfy the requirements imposed by Code Section 415 and shall be construed in a manner that shall effectuate this intent. This Section 12 shall not be construed in a manner that would impose limitations that are more stringent than those required by Code
Section 415.

         12.04    Adjustment for Excessive Annual Additions.

                  (a) If, as a result of the allocation of forfeitures, a reasonable error in estimating a Member's Pay or other facts and circumstances to which Treasury

Regulation Section 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum "annual additions" to be exceeded for any Member, the Committee shall (1) return any Member Contributions credited for the "limitation year"to the extent that the return would reduce the "excess amount" in the Member's Accounts, (2) hold any "excess amount" remaining after the return of any Member Contributions in a "Section 415 suspense account", (3) use the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to reduce either Company Contributions for that Member if that Member is covered by the Plan as of the end of the "limitation year" or if such Member is not covered by the Plan at the end of the "limitation year" to reduce Company Contributions for all Members in the Plan, before any Company Contributions or Member Contributions which would constitute "annual additions" are made to the Plan for such "limitation year,"
(4) reduce Company Contributions for such "limitation year" by the amount of the "Section 415 suspense account" allocated and reallocated during such "limitation year." For purposes of (3) above, the Plan may not distribute "excess amounts" to Members or former Members.

                  (b) For purposes of this Section, "excess amount" for any Member for a "limitation year" shall mean the excess, if any, of (1) the "annual additions" which would be credited to his account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum "annual additions" determined pursuant to Section 12.01(a).

                  (c) For purposes of this Section, "Section 415 suspense account" shall mean an unallocated account equal to the sum of "excess amount" for all Members in the Plan during the "limitation year." The "Section 415 suspense account" shall not share in any earnings or losses of the Trust Fund.

         12.05 Limitation Imposed by Code Section (401)(a)(17). In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Pay of each Associate taken in to account under the Plan shall not exceed the annual compensation limit of the Omnibus Budget Reconciliation Act of 1993 (OBRA '93). The OBRA '93 annual Pay limit is $150,000, as adjusted by the Commissioner of Internal Revenue Service for increases in the cost of living in accordance with Code
Section 40l(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Pay is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual Pay limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         Any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA '93 annual Pay limit set forth is this provision.

         If Pay for any prior determination period is taken into account in determining an Associate's benefits accruing in the current year, the Pay for that prior determination period is subject to the OBRA '93 annual Pay limit in effect for that prior determination period. For this purpose, for a determination period beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual Pay limit is $150,000.

                                   SECTION 13

                           Administration of the Plan

         13.01 Plan Administrator. The Company shall be the Plan Administrator of the Plan for purposes of ERISA and shall be a "named fiduciary" as determined in ERISA Section 402(a)(2).

         13.02    Delegation of Authority.

                  (a) Authority to administer the Plan has been delegated to the Committee and the Administrative Subcommittee, if any, in accordance with Sections 1.38 (Total and Permanent Disability), 4.01 (b) and (c) (Member Contributions), 6.01 (Member Accounts), 6.02 (Company Accounts), 6.05 (Annual Statements), 8.02 (Authorized Withdrawals), 12.04 (Adjustment of Excessive Annual Additions), 18.02 (Withdrawal of an Employer) and this Section 13.

                  (b) Authority with respect to the Investment Funds of the Plan has been delegated to the Trustee in accordance with Sections 7.01 (Administrative Expenses), 5.01 (c) (Investment Funds), 14 (Management of the Trust Fund), 6.06 (shares of The May Department Stores Company in the May Common Stock Fund), and 6.08 (shares of Payless ShoeSource, Inc. in the Payless Common Stock Fund).

                  (c) Authority to direct the investment of the Plan's funds has been delegated to the Investment Subcommittee, if any, in accordance with
Section 14.03(b), (c) and (d) (Investments and Reinvestments).

         13.03    Committee and Subcommittees.

                  (a)  The   Committee   may  appoint  two   subcommittees   (an
"Administrative Subcommittee" and an "Investment Subcommittee"), each Subcommittee to consist of at least three persons, who need not be members of the Board. The Committee and each Subcommittee, if appointed, shall elect from its members a Chairman and a Secretary, and may appoint one or more Assistant Secretaries who may, but need not be, members of the Committee or such Subcommittee, and may employ such agents, such legal counsel and such clerical, medical, accounting, actuarial and other services as it may from time to time deem advisable to assist in the administration of the Plan. The Committee and each Subcommittee may, from time to time, appoint agents and delegate to such agents such duties as it considers appropriate and to the extent that such duties have been so delegated, the agent shall be exclusively responsible for the proper discharge of such duties.

                  (b) The Administrative Subcommittee shall have the general responsibility for the administration of the Plan and the carrying out of its provisions, and shall have general powers with respect to Plan administration, including, but not limited to, the powers listed in this Section 13.03. The Administrative Subcommittee shall have the power to interpret and construe the Plan, the power to establish rules for the administration of the Plan and the transaction of its business, the power to remedy and resolve inconsistencies and omissions, and the power to determine all questions which arise in the administration, interpretation, or application of the Plan, including but not limited to questions regarding the eligibility, status, Account value and any rights of any Member, Beneficiary, and any other person hereunder.

                  (c) The Investment Subcommittee shall have the powers provided for in Section 14.03(b).

                  (d) The Committee and each Subcommittee shall act by a majority of its members and the action of such majority expressed by a vote at a meeting, or in writing without a meeting, shall constitute the action of the Committee or such Subcommittee. All decisions, determinations, actions or interpretations with respect to the Plan by the Committee or either Subcommittee and the individual committee or subcommittee members shall be in the Committee's, Subcommittee's or individual member's sole discretion. The decision, determination, action or interpretation of the Committee or either Subcommittee and the respective individual members of the Committee or Subcommittee in respect to all matters within the scope of its authority shall be conclusive and binding on all persons. No member of the Committee or either Subcommittee shall have any liability to any person for any action or omission except each for his own individual willful misconduct. If a Subcommittee is not appointed, the Committee shall exercise such Subcommittee's authority and perform its duties as described herein.

                  (e) Nothing in this Section 13 or in any other provision of the Plan shall be deemed to relieve any person who is a fiduciary under the Plan for purposes of ERISA from any responsibility or liability for any responsibility, obligation or duty which Part 4 of Title I of ERISA shall impose upon such person with respect to this Plan.

         13.04 Accounts and Reports. The Committee shall maintain or cause to be maintained accounts reflecting the fiscal transactions of the Plan and shall keep in convenient form such data as may be necessary for the administration of the Plan. The Committee shall prepare annually a report showing in reasonable detail the assets and liabilities of the Plan and setting forth a brief account of the operation of the Plan for the preceding year.

         13.05 Non-Discrimination. Neither the Committee nor either Subcommittee shall exercise its discretion in such a way as to result in discrimination in favor of officers, shareholders or highly compensated employees (within the meaning of Code Section 414(q)).

                                   SECTION 14

                          Management of the Trust Fund

         14.01 Use of the Trust Fund. All assets of the Plan shall be held as a Trust Fund in one or more trusts and shall be used to provide the benefits of this Plan. No part of the corpus or income shall be used for, or diverted to, purposes other than for the exclusive benefit of Members and their Beneficiaries under this Plan and administrative expenses of this Plan.

         14.02 Trustees. The Trust Fund may, at the direction of the Company, be divided into one or more separate trusts, each of which may have a separate Trustee appointed from time to time by the Company and subject to removal by the Company. The Trustee or Trustees of each trust shall have complete authority and discretion with respect to the investment and reinvestment of the assets of each trust, subject, however, to (i) the provisions in the Trust Agreements between the Trustee or Trustees and the Company, and (ii) the provisions of this Plan. Any or all of such separate trusts shall be referred to collectively from time to time as the Trust Fund. Any division of the Trust Fund into one or more separate trusts shall be at the direction of the Company.

         14.03 Investments and Reinvestments. The investment and reinvestment of the assets of the Trust Fund shall be in accordance with the following:

                  (a) The Company shall have the authority to instruct the Trustee or Trustees to accept and follow the instructions of any designated investment manager (within the meaning of ERISA Section 3(38)) with respect to the investment and reinvestment of the assets constituting a money market or stable value fund, a fixed income fund, a common stock index fund, or any other Investment Funds the Company may designate.


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                  (b) The Investment  Subcommittee  shall have the powers,  with respect to investment and reinvestment of the assets constituting the Investment Funds, to promulgate limitations, restrictions, rules or guidelines with respect to the investment policies and classes of investments in which the assets of the Funds may be invested or reinvested by the Trustee or Trustees, including any such investments made pursuant to the instructions of any investment manager. In the event an investment manager designated pursuant to Section 14.03(a) resigns or otherwise is unable to act, the Investment Subcommittee shall have such power and authority as otherwise would be exercisable by such Investment Manager.

                  (c) In the event that the assets of the Trust Fund shall be divided into one or more separate trusts pursuant to the authority provided for in Section 14.02, then the powers of the Investment Subcommittee as provided for in Section 14.03(b) may be exercised with respect to one or more of such trusts within the discretion of the Investment Subcommittee.

                  (d) The powers of the Investment  Subcommittee  as provided in
Section 14.03(b), may be exercised at any time or from time to time by the Investment Subcommittee within the discretion of the Investment Subcommittee and shall be pursuant to a written agreement between the Investment Subcommittee and the Trustee or Trustees or, if an investment manager has been appointed, between the Investment Subcommittee and the investment manager.

                  (e) The Trust Agreement between the Company (and/or the Employer) and the Trustee or Trustees implementing the Plan shall contain provisions effectuating the provisions of this Section 14 of the Plan.

                                   SECTION 15

             Certain Rights and Obligations of Employers and Members

         15.01    Disclaimer of Employer Liability.

                  (a) No liability shall attach to the Company or the Employer with respect to a benefit or claim hereunder and Members and their
Beneficiaries, and all persons claiming under or through them, shall have recourse only to the Trust Fund for payment of any benefit hereunder.

                  (b) The rights of the Members, their Beneficiaries and other persons are hereby expressly limited and shall be only in accordance with the provisions of the Plan. Nothing contained herein shall be deemed to give a Member any interest in any specific property of the Trust or any interest other than a right to receive payments pursuant to the provisions of the Plan.

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         15.02  Employer-Associate  Relationship.  Neither the  establishment of this Plan nor its communication through a Summary Plan Description (or otherwise) shall be construed as conferring any legal or other rights upon any Associate or any other person to continue in employment or as interfering with or affecting in any manner the right of the Company or the Employer to discharge any Associate or otherwise act with relation to him. The Company and the Employer may take any action (including discharge) with respect to any Associate or other person and may treat him without regard to the effect which such action or treatment might have upon him as a Member of this Plan.

         15.03 Binding Effect. Each Member, by executing an enrollment form, beneficiary designation and otherwise agreeing to participate in the Plan agrees for himself, his beneficiary(ies), heirs, successors and assigns to be bound by all of the provisions of the Plan.

         15.04 Corporate Action. With respect to any action permitted or required by the Plan, the Company and/or the Employer may act through its appropriate officers:

         15.05 Claim and Appeal Procedure. A Member or beneficiary may file with the Committee or its designee at any time a written claim in connection either with a benefit payable hereunder or otherwise. The Committee or its designee, normally within 90 days after receipt of a written claim, shall render a written decision on the claim, unless an additional 90 days is required by special circumstances which shall be explained to the claimant. If the claim is denied, either in whole or in part, the decision shall include the reason or reasons for the denial; a specific reference to the Plan provision or provisions which are the basis for the denial; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why the information or material is necessary; and an explanation of the Plan's entire claim procedure. The claimant may file with the Committee, within 60 days after receiving the written decision from the Committee, a written notice of request for review of the Committee's decision. The review shall be made by a committee of up to three individuals (which may include members of the Committee) appointed by the Company or by the Committee. Said committee shall render a written decision on the claim containing the specific reasons for their decision, including a reference to the Plan's provisions, normally within 60 days after receipt of the request for review, unless an additional 60 days is required by special circumstances which shall be explained to the claimant. If a Member or beneficiary does not file written notice of a claim with the Committee or its designee at the times set forth above, he shall have waived any right to a benefit other than as originally proposed by the Company or the Committee.


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                                   SECTION 16

                           Non-Alienation of Benefits

         16.01 Provisions With Respect to Assignment and Levy. No benefit payable under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, encumber, levy upon or charge the same shall be void; nor shall any such benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit, except as specifically provided herein. Notwithstanding the foregoing, the creation, assignment, or recognition of a right to any benefit payable to an alternate payee with respect to a Qualified Domestic Relations Order shall not be treated as an assignment or alienation prohibited by this Section. Any other provision of the Plan to the contrary notwithstanding, if a Qualified Domestic Relations order requires the distribution of all or part of a Member's benefits under the Plan, the establishment or acknowledgment of the alternate payee's right to benefits under the Plan in accordance with the terms of such Qualified Domestic Relations Order shall in all events be deemed to be consistent with the terms of the Plan.

         16.02 Alternate Application. If a Member or Beneficiary under this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under this Plan, except as specifically provided herein, or if any benefit shall, in the discretion of the Committee, cease, and in that event the Committee may hold or apply the same or any part thereof to or for the benefit of such Member or Beneficiary, his spouse, children or other dependents, or any of them, or in such other manner and in such proportion as the Committee may deem proper.

                                   SECTION 17

                                   Amendments

         17.01 Company's Rights. The Company reserves the right at any time and from time to time in its sole discretion to alter, amend, or modify, in whole or in part, any or all of the provisions of this Plan, provided, however, no such alteration, amendment or modification shall be made which shall decrease the accrued benefit of any Member. Anything in this Plan to the contrary notwithstanding, the Company in its sole discretion may make any modifications or amendments, additions or deletions in or to this Plan as to benefits or otherwise and retroactively if necessary, and regardless of the effect thereof on the rights of any particular Member or Beneficiary, which it deems appropriate and/or necessary in order to comply with or satisfy any conditions of any law or regulation relating to the qualification of this Plan and the trust or trusts created pursuant hereto and to keep this Plan and said trusts qualified

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under Code Section 401(a) and to have the trust or trusts  declared  exempt from taxation under Code Section 501(a).

         17.02 Procedure to Amend. This Plan may be amended by action of the Company's Board of Directors and evidenced by a written amendment signed by the Company's Secretary or by any other person so authorized by or pursuant to authority of the Board of Directors.

         17.03 Provision Against Diversion. No part of the assets of the Trust Fund shall, by reason of any modification or amendment or otherwise, be used for, or diverted to, purposes other than for the exclusive benefit of Members and their Beneficiaries under this Plan and administrative expenses of this Plan.

                                   SECTION 18

                                   Termination

         18.01 Right to Terminate. The Company reserves the right to terminate this Plan, in whole or in part, at any time and, if this Plan shall be terminated, the provisions of Section 18.03 shall apply and the Accounts of affected Members shall become (or remain) fully vested and nonforfeitable.

         18.02 Withdrawal of an Employer. If an Employer shall cease to be a participating Employer in this Plan, the Trust Fund and the Accounts of the Members of the withdrawing Employer and their Beneficiaries shall be revalued as if such withdrawal date were a Valuation Date. The Committee shall then direct the Trustee either to distribute the Accounts of the Members of the withdrawing Employer as of the date of such withdrawal on the same basis as if the Plan had been terminated pursuant to Section 18.03 or to deposit in a trust established by the withdrawing Employer pursuant to a plan substantially similar to this Plan assets equal in value to the assets of the Trust Fund allocable to the Accounts of the Members of the withdrawing Employer.

         18.03 Distribution in Event of Termination of Trust. If this Plan is terminated at any time including a partial termination as defined in Code
Section 411(d)(3), or if contributions are completely discontinued and the Company determines that the trust shall be terminated, in whole or in part, the Trust Fund and all Accounts shall be revalued as if the termination date were a Valuation Date and the affected Members' Accounts shall be distributed in accordance with Section 10.


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         18.04  Administration  in Event of Continuance  of Trust.  If this Plan shall be terminated in whole or in part or contributions completely discontinued but the Company determines that the trust shall be continued pursuant to the terms of the Trust Agreement, the trust shall continue to be administered as though the Plan were otherwise in effect. Upon the subsequent termination of the trust, in whole or in part, the provisions of Section 18.03 shall apply.

         18.05 Merger, Consolidation or Transfer. In the case of any merger or consolidation with, or transfer of Plan assets or liabilities to, any other plan each Member shall be entitled to receive a benefit immediately after the merger, consolidation or transfer (if the transferee plan then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

                                   SECTION 19

                                  Construction

         19.01 Applicable Law. The provisions of this Plan except as otherwise governed by ERISA shall be construed, regulated, administered and enforced according to the laws of Puerto Rico and, whenever possible, to be in conformity with the applicable requirements of ERISA, of the Internal Revenue Code to the extent applicable and of the Puerto Rico Internal Revenue Code of 1994.

         19.02 Gender and Number. Wherever applicable, the masculine pronoun as used herein shall include the feminine pronoun and the singular pronoun shall include the plural.




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